UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 10, 2004

HOSPITALITY PROPERTIES TRUST
(Exact name of registrant as specified in charter)

Maryland (State or other jurisdiction of incorporation)	1-11527 (Commission file number)	04-3262075 (I.R.S. employer identification number)

400 Centre Street, Newton, Massachusetts (Address of principal executive offices)	02458 (Zip code)

Registrant’s telephone number, including area code:  617-964-8389

Item 7. Financial Statements and Exhibits.

(c) Exhibits

3.1	Composite copy of Amended and Restated Bylaws of the Company dated March 18, 2003, as amended to date.

10.1	Form of Indemnification Agreement.

10.2	Amendment No. 1 to Advisory Agreement dated as of March 10, 2004, by and between the Company and Reit Management & Research LLC.

99.1	Charter of the Nominating and Governance Committee, dated March 10, 2004.

99.2	Charter of the Compensation Committee, dated March 10, 2004.

99.3	Charter of the Audit Committee, dated March 10, 2004.

99.4	Governance Guidelines, dated March 10, 2004.

99.5	Code of Business Conduct and Ethics, dated March 10, 2004.

99.6	Press Release of the Company, dated March 12, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HOSPITALITY PROPERTIES TRUST (Registrant) By: /s/ Mark L. Kleifges Mark L. Kleifges Treasurer

Dated: March 10, 2004